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Juniper Updates Channel Program To Help Partners Flex AI-Native Networking Muscle

BY GINA NARCISI

MARCH 14, 2024, 11:36 AM EDT

‘We have so much differentiation at the customer level with native AI, and now we’re taking that same differentiation to the partner’s business model so they can use all of the advantages of AI-native networking to deliver solutions in a highly profitable way,’ Juniper Networks Global Channel Chief Gordon Mackintosh tells CRN.

Juniper Networks has revamped its well-known partner program with a specific emphasis on AI and managed networking services, Gordon Mackintosh, Juniper’s global channel chief, told CRN.

“As with everything with AI, the proliferation of it is moving beyond hyper speed so we’re pretty aggressive in terms of our expectations,” Mackintosh said. “We have so much differentiation at the customer level with native AI, and now we’re taking that same differentiation to the partner’s business model so they can use all of the advantages of AI-native networking to deliver solutions in a highly profitable way.”

The new elements of the Juniper Partner Advantage (JPA) Program will help partners take advantage of AIOps so they can bring managed networking services to their customers. This means new revenue opportunities for partners and a consistent, experience-first approach to networking for their customers, he said.

Juniper has seen a sizable uptick in its business through the channel over the last year, which has contributed substantially to the company’s growth, Mackintosh said. Partner-initiated sales were up 33 percent year over year in 2023., and partner deal registration contribution to the overall business has doubled over the last three years, according to Mackintosh (pictured).

“We have great momentum and new technology that I think can really be a true game-changer for partners,” he said.

Juniper’s expansion of AI across its entire portfolio—Wi-Fi, switching and data center—is resonating with partners who are looking for a technology vendor on the cutting edge, Mackintosh said. That’s because their customers want to do more with AI and generative AI capabilities within their networks, he said.

Meanwhile, the deal for Juniper to be acquired by Hewlett Packard Enterprise for $14 billion is expected to boost competition with networking market heavyweight Cisco and further HPE’s AI-native networking focus. The tie-up between the two companies is expected to close at the end of calendar year 2024 or the beginning of 2025.

The combination, said Mackintosh, will be a disruptive growth play.

“With a great valuation of $14 billion, [partners] are excited that it’s going to bring a lot of scale to Juniper technology and the solutions,” he said. “It’s creating a lot of hype and excitement and really bringing Juniper to the surface.”

JPA Program Updates

The JPA Program updates are aimed at helping partners accelerate further into managed services, Mackintosh said. The first addition is partner-managed networking.

“Partner-managed networking is really the capabilities for [partners] to have more agility, faster time to deploy the network and more SLAs that they can deliver to customers to create better customer experiences, all at a lower cost,” he said. “We’re taking the homegrown, native AI offering and allowing partners to benefit from it in terms of how they operate the network to deliver significantly higher levels of customer satisfaction.”

Juniper’s MSP designation saw 44 percent growth in the number of partners receiving the designation last year, the company said.

Juniper is also rolling out a new Partner Assured designation to provide partners who have rich Juniper practices with third-party validation from Information Security Systems International (ISSI), a company that audits MSPs’ capabilities across the customer life cycle, the company said.

The Juniper Partner Assured designation will help to boost partner profitability, Mackintosh said.

Juniper is keeping simplicity in mind for partners with its new Deal Central Dashboard, a tool that consolidates Juniper partner deals, quotes and marketing leads while boiling down deal registration so that partners can respond in two hours or less for 80 percent of commercial deals and six hours or less for strategic deals of less than $250,000, the company said.

Other JPA Program updates include a new Advisor designation that rewards partners for influencing customer decisions and optimizing customer success, recognition for partners’ vertical expertise and vertical go-to-market motions, and an Enriched Partner GTM Engagement program that offers account mapping, GTM concierge services, investment, and dedicated planning through the entire customer life cycle.

“We’re at the beginning of something phenomenal in my opinion. Our partners have made a lot of investments in our technology and are perfectly positioned now to take advantage of this next wave in networking,” he said.

Juniper has seen 20 percent sales growth year over year for the partners that have invested in three or more Juniper specializations, the company said.

The JPA Program also is underscoring the importance of environmental sustainability by recognizing the partners that are driving sustainable outcomes, Mackintosh said. The motion will encourage partners and customers to reach climate goals, such as decarbonization, addition of sustainable technology, and reducing and recycling of waste.

“This is really something our partners have been asking for,” Mackintosh said. “[Sustainability], like driving more automation and agility in the network, are top of mind for customers.”

Juniper last week brought on Hope Galley, a longtime Cisco global sales leader, as its Americas channel chief, a new role at the company. Galley will report to Mackintosh.

“We’re really happy to have [Galley] on board,” Mackintosh said. “When you have an opportunity like this ahead for both Juniper and for the partners, it’s really important to get the best people in, and we’ve done that with [Galley] and her experience. We’re all about speed and scale right now because the opportunities are so great.”

GINA NARCISI

Gina Narcisi is a senior editor covering the networking and telecom markets for CRN.com. Prior to joining CRN, she covered the networking, unified communications and cloud space for TechTarget. She can be reached at gnarcisi@thechannelcompany.com

Additional Information and Where to Find It

In connection with the proposed transaction between Juniper Networks, Inc. (“Juniper” or the “Company”) and Hewlett Packard Enterprise company (“HPE”), Juniper filed with the SEC a definitive proxy statement on February 26, 2024 (the “Proxy Statement”). Juniper may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Juniper may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents that are filed or will be filed with the SEC by Juniper through the website maintained by the SEC at www.sec.gov, Juniper’s investor relations website at https://investor.Juniper.net or by contacting the Juniper investor relations department at the following:

Jess Lubert

Juniper Networks

(408) 936-3734

jlubert@juniper.net

Participants in the Solicitation

Juniper and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Juniper’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Juniper’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on March 29, 2023. Juniper stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Juniper directors and executive officers in the transaction, which may be different than those of Juniper stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

To the extent holdings of Juniper’s securities by its directors or executive officers have changed since the amounts set forth in such documents, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, has been included in the Proxy Statement relating to the proposed transaction.

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